SUB-ITEM 77D The MFS Emerging Markets Debt Fund and the MFS Strategic Value Fund revised the "Principal Investment Practices" and "Principal Risks" sections of the prospectus to include short sales, as described in the supplement dated January 1, 2002 to the prospectus dated December 1, 2001, as filed with the
Securities  and  Exchange   Commission  via  EDGAR on January  2,  2002.  Such
description is incorporated herein by reference.